Exhibit 99.1

FORM OF PROXY

ORE PHARMACEUTICALS INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 20, 2009

The undersigned hereby appoints the Chief Executive Officer and the Chief Financial Officer of Ore Pharmaceuticals Inc. (the “Company”), or either of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's offices located at One Main Street, Cambridge, MA 02142, on Tuesday, October 20, 2009 at 11:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS.  IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on Tuesday, October 20, 2009: the proxy statement/ prospectus, which also serves as our 2008 Annual Report to Security Holders, is available at [___________].

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 1.

Proposal 1: To consider and vote upon a proposal to ratify and approve a plan of reorganization intended to protect the long-term value to our Company of our substantial net operating and capital loss carryforwards.

[  ] FOR            [  ] AGAINST               [  ] ABSTAIN

Proposal 2: To vote on the election of G. Anthony Gorry, Ph.D. as a Class III director to serve for a term of three years.

Nominee: G. Anthony Gorry, Ph.D.

[  ]  FOR  the nominee.

[  ]  WITHHOLD AUTHORITY to vote for the nominee.

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.
Proposal 3: To consider and vote upon a proposal to ratify and approve a new 2009 Omnibus Equity Incentive Plan.

[  ] FOR            [  ] AGAINST               [  ] ABSTAIN

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 4.

Proposal 4: To ratify the selection of Ernst & Young LLP as the Company's and Ore Pharmaceutical Holdings Inc.'s independent registered public accounting firm for the year ending December 31, 2009.

[  ] FOR            [  ] AGAINST               [  ] ABSTAIN

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature___________________ Signature _____________________ Date__________

Please sign exactly as your name appears hereon.  If the stock is registered in the names of two or more persons, each should sign.  Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles.  If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title.  If signer is a partnership, please sign in partnership name by authorized person.